Exhibit 10.11
                                                                   -------------

                         NON-NEGOTIABLE PROMISSORY NOTE


$1,200,000                                                          May 16, 2002


     FOR VALUE RECEIVED, Stronghold Technologies, Inc., a New Jersey corporation ("Maker"), promises to pay to Christopher J. Carey, an individual resident in New Jersey ("Payee"), in lawful money of the United States of America, the principal sum of One Million Two Hundred Thousand Dollars ($1,200,000), together with interest on the unpaid principal balance at an annual rate equal to 10%, in the manner provided below. Interest shall be calculated on the basis of a year of 365 or 366 days, as applicable, and charged for the actual number of days elapsed. Interest shall accrue and be payable in order as set forth below.

     This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of the Securities Purchase Agreement, dated May,
    2002, by and among Maker, Payee, TDT Development, Inc., a Nevada Corporation
---
(the "Company") and Pietro Bortolatti (the "Agreement"), and is subject to the terms and conditions of the Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used in this Note without definition shall have the respective meanings set forth in the Agreement.

1. PAYMENTS

     (a) Principal and Interest.  The principal  amount of this Note and accrued
         ----------------------
interest due shall be due and payable in six equal consecutive quarterly installments and commencing on the date which is two business day after the Company has filed its Annual Report on Form 10-K or Form 10-KSB for the year ended December 31, 2002 and each subsequent quarterly installment shall be due two business days after the filing of each subsequent Form 10-Q or 10-QSB or Form 10-K or Form 10-KSB, as the case may be; provided, however, that the Company has filed such report on a timely basis and has filed all required
Current Reports on Form 8-K for the quarter. Notwithstanding the previous sentence, if the Company's net income the latest fiscal quarter for which information is provided in such filing is less than 55% but equal to or greater than 40% of the net income amount for such fiscal quarter reflected on the attached Schedule A (the "Net Income Amounts"), then the principal balance and accrued interest due for the quarter will be deferred and the repayment will be amortized during the remaining quarters. If, however, the net income for such fiscal quarter does not exceed 40% of the Net Income Amounts for such fiscal quarter, the principal balance and accrued interest due for such quarter (the "Converted Amount") shall be automatically converted, in whole or in part, into fully paid and non-assessable shares of the Company's common stock, par value $.0001 per share (the "Common Stock") as of the date such payment would have been due (the "Conversion Date"). The number of shares of Common Stock into which the amount due shall be converted shall be determined by dividing the Converted Amount by the Conversion Price (as defined herein) in effect on the Conversion Date. The Conversion Price shall equal the average closing price of the Common Stock for the 20 trading days immediately preceding the Conversion Date; provided, however, the Conversion Price shall not be less than $1.50. The Company shall issue the Common Stock to Payee as soon as practically possible. The Payee shall be treated for all purposes as the record holder of such shares of Common Stock as of the Conversion Date. Upon issuance of the

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Common Stock,  the Maker shall be forever  released from all its obligations and liabilities to pay the Payee the Converted Amount.

     (b) Manner of Payment.  All payments of principal and interest on this Note
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shall  be  made  by  certified  or  bank  cashier's  check  at                 ,
                                                                 --------------
            ,                  or at such other  place in the United  States of
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America  as Payee  shall  designate  to  Maker in  writing.  If any  payment  of principal or interest on this Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall be taken into account in calculating the amount of interest payable under this Note. "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of New Jersey.

     (c) Prepayment. Maker may, without premium or penalty, at any time and from
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time to time, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid calculated to the date of such prepayment. Any partial prepayments shall be applied to installments of principal in inverse order of their maturity.

2. DEFAULTS.

     (a) Events of Default.  The  occurrence of any one or more of the following
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events with  respect to Maker  shall  constitute  an event of default  hereunder
("Event of Default"):

          (i) If Maker shall fail to pay when due any payment of principal or interest on this Note, such failure continues for 15 days after Payee notifies Maker therein writing.

          (ii) If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), Maker shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of his creditors; or (v) admit in writing its inability to pay his debts as they become due.

          (iii) If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Maker in an involuntary case, (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or substantially all of Maker's properties, or (iii) orders the liquidation of Maker, and in each case the order or decree is not dismissed within 120 days.

     (b) Notice By Maker.  Maker shall notify Payee in writing  within five days
         ---------------
after the occurrence of any Event of Default of which Maker acquires knowledge.

     (c) Remedies.  Upon the occurrence of an Event of Default hereunder (unless
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all Events of Default  have been  cured or waived by Payee),  Payee may,  at its option, (i) by written notice to Maker, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance, and (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note.

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3. SUBORDINATION

     The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all of the Maker's Senior Indebtedness, as hereinafter defined. As used in this Note, the term "Senior Indebtedness" shall mean the principal of and unpaid accrued interest on: (i) all indebtedness of the Maker to banks, commercial finance lenders, insurance companies or other financial institutions regularly engaged in the business of lending money, which is for money borrowed by the Maker (whether or not secured), and (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for or to refinance such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

     (a)  Default  on Senior  Indebtedness.  If there  should  occur an Event of
          --------------------------------
Default, a sale of all or substantially all of the Maker's assets or if this Note shall be declared due and payable upon the occurrence of an event of default with respect to any Senior Indebtedness, then (i) no amount shall be paid by the Maker in any in respect of the principal of or interest on this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (ii) no claim or proof of claim shall be filed with the Maker by or on behalf of the Payee that shall assert any right to receive any payments in respect of the principal of and interest on this Note, except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding. If there occurs an event of default that has been declared in writing with respect to any Senior Indebtedness, or in the instrument under which any Senior Indebtedness is outstanding, permitting the holder of such Senior Indebtedness to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note, unless within three months after the happening of such event of default, the maturity of such Senior Indebtedness shall not have been accelerated.

     (b) Effect of Subordination.  Subject to the rights, if any, of the holders
         -----------------------
of Senior Indebtedness under this Section 3 to receive cash, securities or other properties otherwise payable or deliverable to the Payee, nothing contained in this Section 3 shall impair, as between the Maker and the Payee, the obligation of the Maker, subject to the terms and conditions hereof, to pay to the Payee the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Payee, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

     (c) Subrogation.  Subject to the payment in full of all Senior Indebtedness
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and until  this Note shall be paid in full,  Payee  shall be  subrogated  to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of Section 3(a) above) to receive payments or distributions of assets of the Maker applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Maker and its creditors, other than the holders of Senior Indebtedness and Payee, be deemed to be a payment by the Maker to or on account of this Note; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which Payee would be entitled except for the provisions of this Section 3 shall, as between the Maker and its creditors, other than the

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holders of Senior Indebtedness and Payee, be deemed to be a payment by the Maker to or on account of the Senior Indebtedness.

     (d)  Undertaking.  By its acceptance of this Note,  Payee agrees to execute
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and deliver such  documents as may be reasonably  requested from time to time by the Maker or the lender of any Senior Indebtedness in order to implement the foregoing provisions of this Section 3.

     (e) Notices.  Any notice required or permitted  hereunder shall be given in
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writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission and mailing a copy of such confirmation, postage prepaid by certified mail, return receipt requested) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by five days advance written notice to each of the other parties hereto.

         Maker:                      Stronghold Technologies, Inc.
                                     777 Terrace Avenue
                                     Hasbrouck Heights, NJ  07604
                                     Attention: Christopher J. Carey
                                     Telephone:  (201) 727-1400
                                     Facsimile:  (201) 288-9414

         with a copy to:             Stanford Financial Group
                                     5050 Westheimer
                                     Houston, TX 77056
                                     Attention: Mauricio Alvarado, Esq.
                                     Telephone: (713) 964-5145
                                     Facsimile: (713) 964-5245

                                     Stanford Venture Capital Holdings, Inc.
                                     6075 Poplar Avenue
                                     Memphis, TN 38119
                                     Attention: James M. Davis, President
                                     Telephone: (901) 680-5260
                                     Facsimile: (901) 680-5265

         with a copy to:             Hale and Dorr, LLP
                                     650 College Road East
                                     Princeton, NJ  08540
                                     Attention:  Raymond P. Thek, Esq.
                                     Telephone:  (609) 750-7648
                                     Facsimile:  (609) 750-7700

         Payee:                      Christopher J. Carey
                                     450 Claremont Road
                                     Bernardsville, New Jersey 07924
                                     Telephone:  (908)630-9003

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

4. MISCELLANEOUS.

     (a) Arbitration. Any dispute or controversy of any kind or nature, relating
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to this  Agreement or the breach or performance  hereof,  that shall arise among the parties hereto or their legal representative, shall be governed by Florida law and shall be settled and determined by arbitration Miami-Dade County, Florida, in accordance with the rules of the American Arbitration Association then in effect, before a sole arbitrator selected by said Association pursuant to its rules. All costs of arbitration shall be borne as directed by the arbitrator. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The arbitrator shall be entitled to compel specific performance and/or injunctive relief by the parties of their duties and obligations under this Agreement in order to more effectively accomplish the
intentions   and  desires  set  forth  in  the   preamble  to  this   Agreement.
Notwithstanding anything herein to the contrary, in the event there is a breach of any material provision hereof, the other Stockholder (other than the violating Stockholder) shall be entitled to apply to the appropriate forum in the courts of the State of Florida for relief pending a final determination pursuant to this Section 10. The arbitrator is specifically empowered to issue an order requiring a temporary and permanent injunction and/or a decree of specific performance.

     (b) Entire Agreement. This Note supersedes all prior agreements and
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understandings among the parties hereto with respect to the subject matter hereof. This Note, or other document delivered pursuant to their terms, constitutes the entire agreement among the parties hereto with respect to the subject matters hereof and thereof, and supersedes all prior agreements and understandings, whether written or oral, among the parties with respect to such subject matters.

     (c)  Amendments.  This Note may not be amended  except by an  instrument in
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writing signed by the party to be charged with
enforcement.

     (d)  Waiver.  No waiver  of any  provision  of this Note  shall be deemed a
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waiver  of any  other  provisions  or shall a  waiver  of the  performance  of a provision in one or more instances be deemed a waiver of future performance thereof.

     (e)  Construction.  This Note has been  entered  into freely by each of the
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parties,  following  consultation  with their respective  counsel,  and shall be interpreted fairly in accordance with its respective terms, without any construction in favor of or against either party.

     (f) Binding  Effect of Agreement.  This Note shall inure to the benefit of,
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and be binding upon the successors and assigns of each of the parties hereto.

     (g)  Severability.  If any  provision  of this  Note  shall be  invalid  or
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unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Note or the validity or unenforceability of this Note in any other jurisdiction.

     (h) Attorneys'  Fees. If any action should arise between the parties hereto
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to enforce or interpret the  provisions of this Note,  the  prevailing  party in such action shall be reimbursed for

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all  reasonable  expenses  incurred in  connection  with such action,  including reasonable attorneys' fees.

     (i) Headings.  The headings of this Note are for  convenience  of reference
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only and shall not form part of, or affect the interpretation of this Note.

     (j) Counterparts. This Note may be signed in one or more counterparts, each
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of which shall be deemed an original and all of which, when taken together, will be deemed to constitute one and the same agreement.

     (k) Parties in Interest.  This Note shall bind Maker and its successors and
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assigns.  This Note shall not be assigned or  transferred  by Payee  without the express prior written consent of Maker, except by will or, in default thereof, by operation of law.

     (l) Section Headings,  Construction.  The headings of Sections in this Note
         -------------------------------
are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Note unless otherwise specified.

     All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.

     IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first stated above.

                                  STRONGHOLD TECHNOLOGIES, INC.


                                  By:/s/ L. Berger
                                     -------------------------------------------
                                  Name: Lenard Berger
                                       -----------------------------------------
                                  Title: VP/CTO/Secretary
                                        ----------------------------------------

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


                                   SCHEDULE A

             Quarter Ended                          Net Income
             -------------                          ----------

      December 31, 2002                               $212,024

      March 31, 2003                                   256,101

      June 30, 2003                                    631,179

      September 30, 2003                             1,105,685

      December 31, 2003                              1,253,340

      March 31, 2004                                   824,186


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